EXHIBIT 23(H)(XIII) UNDER FORM N-1A
                                           EXHIBIT 10(H) UNDER ITEM 601/REG. S-K
                           FUND ACCOUNTING AGREEMENT


       AGREEMENT made as the 1st day of May, 2002, between Huntington National Bank ("Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio, 43287, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

       WHEREAS, Huntington has entered into a Financial Administration and Accounting Services Agreement, dated December 1, 2001 (the "Services Agreement"), with the Huntington Funds and with the Huntington VA Funds (the "Trusts"), each of which is a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"), concerning the provision of various services, including but not limited to fund accounting services;

       WHEREAS, Huntington desires that BISYS perform certain fund accounting services for each series of the Trusts currently existing as set forth in Schedule A hereto, and such additional series as may hereafter be created (such series are individually referred to herein as a "Fund" and collectively as the "Funds"); and`

       WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

       1.    Services as Fund Accountant.

             (a) Maintenance of Books and Records. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                    (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                    (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(I) of the Rule;

                    (iii)  Separate  ledger  accounts  required   by  subsection
                           (b)(2)(ii) and (iii) of the Rule; and

                    (iv)   A  monthly  trial  balance  of  all  ledger  accounts
                           (except   shareholder   accounts)   as   required  by
                           subsection (b)(8) of the Rule.

             (b) Performance of Daily Accounting Services. In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services daily for each Fund:

                    (i)    Calculate  the net asset value  per  share  utilizing
                           prices  obtained   from   the  sources  described  in
                           subsection 1(b)(ii) below;

                    (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Trust's Board of Trustees;

                    (iii) Verify and reconcile with the Funds' custodian all daily trade activity;

                    (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, total returns, periodic performance, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

                    (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

                    (vi) Report to the Trust the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

                    (vii) Determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

                    (viii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

                    (ix)   Update   fund   accounting  system  to  reflect  rate
                           changes,  as  received   from   a  Fund's  investment
                           adviser, on variable interest rate instruments;

                    (x)    Post Fund transactions to appropriate categories;

                    (xi)   Accrue   expenses   of   each   Fund   according   to
                           instructions   received  from  the  Fund's  Financial
                           Administrator ;

                    (xii)  Determine the outstanding  receivables  and  payables
                           for   all   (1)   security  trades,  (2)  Fund  share
                           transactions and (3) income and expense accounts;

                    (xiii) Provide accounting  reports  in  connection  with the
                           Trust's regular annual audit and other audits and examinations by regulatory agencies; and

                    (xiv) Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule.

             (c)    Special Reports and Services.

                    (i) BISYS may provide additional special reports upon the request of the Trust or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                    (ii) BISYS may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

                    (iii) Prepare for review by the Trust and its legal counsel, and file, Form N-SAR, and SEC Rule 24f-2 notices.

                    (iv) Prepare and submit for approval by officers of the Trusts a Fund expense budget, and review expense calculations.

                    (v) Prepare Fund income forecasts and submit for approval by officers of the Trusts recommendations for Fund income dividend distributions.

             (d)    Additional Accounting  Services.   BISYS  shall also perform
                    the following additional accounting services for each Fund:

                    (i) Provide monthly a download (and hard copy thereof) of the unaudited financial statements described below, upon request of the Trust. The unaudited financial statements will include the following items:

                           Statement of Assets and Liabilities,
                           Statement of Operations,
                           Statement of Changes in Net Assets, and
                           Condensed Financial Information;

                    (ii)   Provide accounting information for the following:

                           (A) federal and state income tax returns and federal excise tax returns;
                           (B) the Trust's semi-annual reports to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR;
                           (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
                           (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                           (E) the Administrator's monitoring of each Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                           (F)   annual audit by the Trust's auditors; and
                           (G)   examinations performed by the SEC.

       2.    Subcontracting.

             BISYS may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that BISYS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

       3.    Compensation.

             Huntington shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the relevant month shall be prorated according to the proportion which the portion of the month during which this Agreement remains effective bears to the full monthly period, and shall be payable upon the date of termination of this Agreement. In addition, Huntington shall reimburse BISYS for its out-of-pocket costs incurred in connection with this Agreement, including those described in Section 4 below, as well as any and all costs and expenses (including reasonable attorney's fees) incurred by BISYS to collect any charges due under this Agreement.

       4.    Expenses and Expense Reimbursement.

       (a) Huntington agrees to promptly reimburse BISYS for any equipment and supplies specially ordered by or for Huntington through BISYS and for any other expenses not contemplated by this Agreement that BISYS may incur on any Fund's behalf at Huntington's request or with Huntington's consent.

             Each Fund will bear all expenses that are incurred in the operation of the Fund and not specifically assumed by BISYS. Expenses to be borne by each Fund include, but are not limited to: organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by BISYS under this Agreement); cost of any services contracted for by the Fund directly from parties other than BISYS; costs of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expense of Board members; the salary and expenses of any officer, director/trustee or employee of Huntington of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A of N-2 and Form N-SAR, and all notices registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's NAV.

       (b)   In addition, BISYS shall be entitled to receive the following fees:

             (i) Systems development fees billed at an hourly rate of $150 per hour, as approved by Huntington;

             (ii)   Ad hoc reporting fees billed at an agreed upon rate; and

             (iii)  Fees for pricing  the  securities  of  the  Fund pursuant to
                    Section 1(b)(ii) of
             this Agreement.

       5.    Standard of Care; Uncontrollable Events; Limitation of Liability.

             BISYS shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to Huntington for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

             BISYS  shall maintain adequate  and  reliable  computer  and  other equipment necessary or  appropriate  to  carry  out  its  obligations under this
Agreement. Upon Huntington's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or similar events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

             BISYS shall provide Huntington, at such times as Huntington may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement. BISYS shall also allow access to auditors employed by the Funds' administrator to perform a reasonable review of internal controls on a periodic basis, and said administrator may perform a review of BISYS's internal control procedures relevant to the services rendered under this Agreement; provided, however, that BISYS may require any such third party to execute a confidentiality agreement containing customary provisions necessary for the protection of confidential or proprietary information and appropriately limiting the use or further dissemination of any information obtained.

             NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

       6.    Term.

             This Agreement shall remain in effect for a four (4) year period, until April 30, 2006 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties, (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause, or (iv) following the completion of the Initial Term, upon one hundred twenty (120) days' advance written notice, as provided below. Written notice of nonrenewal must be provided at least one hundred twenty days prior to the end of the Initial Term or any Rollover Period, as the case may be.


             For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

             Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of Huntington, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by Huntington upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from Huntington, in addition to the fees and disbursements provided by Sections 3 and 4 hereof, the amount of all of BISYS' cash disbursements in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Funds and/or their distributor or investment adviser and/or other parties of the Fund's property, records, instruments and documents.

             If, during the Initial Term, for any reason other than (i) mutual agreement of the parties or (ii) "cause," as defined above (for which Huntington has the right to terminate BISYS), BISYS's services are terminated hereunder, BISYS is replaced as fund accountant, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Fund Accountant appointed as provided in Section 1 hereof), then Huntington shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance that would be due BISYS for its services hereunder during the remainder of the Initial Term, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by BISYS for each month shall be based upon the average amount of assets, Funds and classes, and fees payable to BISYS monthly, during the twelve (12) months prior to the date that services terminate, BISYS is replaced or a third party is added.

             Following the completion of the Initial Term, either party may terminate this Agreement upon one hundred twenty (120) days' advance written notice to the other party.

             In the event either Trust, or any Fund thereof, is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole, prior to the expiration of the Initial Term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide fund accounting services consistent with this Agreement, including the number of Funds subject to such services. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which services are terminated, BISYS is replaced or a third party is added.

             The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added, during the Initial Term, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

       7.    Indemnification.

             Huntington agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by Huntington, the administrator or custodian of the Funds; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties; and further provided that prior to confessing or settling any claim against it which may be the subject of this indemnification, BISYS shall give Huntington written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.


             BISYS shall indemnify, defend, and hold Huntington harmless from and against any and all claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from BISYS' willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

             The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby.


             The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

       8.    Record Retention and Confidentiality.

             BISYS shall keep and maintain on behalf of Huntington all books and records which the Funds and BISYS are, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be prepared and maintained at the expense of BISYS, but shall be the property of the Trusts, and BISYS agrees to make such books and records available for inspection by the Trusts, by Huntington or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trusts and their shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

             In case of any request or demand for the inspection of such records by another party, BISYS shall notify Huntington and follow Huntington's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records in any case where (i) disclosure is required by law,
(ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or (iv) BISYS is requested to make a disclosure by Huntington. BISYS shall provide Huntington with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable.

       9.    Activities of BISYS.

             The services of BISYS rendered to Huntington hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Directors, Trustees, officers, employees and Shareholders of the Trusts or Huntington are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trusts or Huntington, and that BISYS may be or become interested in the Trusts or Huntington as a shareholder or otherwise.

       10.   Reports.

             BISYS will furnish to Huntington and to the Trusts' properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by Huntington in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by BISYS, or as subsequently agreed upon by the parties pursuant to an amendment hereto. Huntington agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein no later than three business days from the receipt thereof. In the event that errors or discrepancies, except such errors and discrepancies as may not reasonably be expected to be discovered by the recipient within ten (10) days after conducting a diligent examination, are not so reported within the aforesaid period of time, a report will for all purposes be accepted by and binding upon Huntington and any other recipient, and, except as may be provided in Section 5 hereof, BISYS shall have no liability for errors or discrepancies therein and shall have no further responsibility with respect to such report.

       11.   Rights of Ownership.

             All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trusts or Huntington, as the case may be, and all such other records and data will be furnished to Huntington in appropriate form as soon as practicable after termination of this Agreement for any reason.

       12.   Return of Records.

             BISYS may at its option at any time, and shall promptly upon Huntington's demand, turn over to Huntington and cease to retain BISYS's files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to Huntington, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to Huntington unless Huntington authorizes in writing the destruction of such records and documents.

       13.   Representations and Warranties.

             (a)    Huntington  represents and warrants certifies to BISYS that:
(1) as of the close of business on the effective date of this Agreement, each Fund that is in existence as of the effective date has authorized unlimited shares; (2) this Agreement has been duly authorized by Huntington and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) the Services Agreement has been duly approved and executed by the Trusts and Huntington, and Huntington has full power and authority thereunder to enter into this Agreement and retain BISYS' services hereunder on behalf of the Trusts.

             (b) BISYS represents and warrants that: (1) the various procedures and systems which BISYS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of Huntington and BISYS's records, data, equipment facilities and other property used in the performance of its obligations hereunder are reasonably adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

                    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

       14.   Insurance.

             BISYS shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of Huntington, BISYS shall provide evidence that coverage is in place. BISYS shall notify Huntington should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify Huntington of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Huntington should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

       15.   Information Furnished by Huntington.

             Huntington has furnished to BISYS the following, as amended and current as of the effective date of this Agreement:

             (a) Copies of the Declaration(s) of Trust of each Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed;

                    (b) A copy of each Trust's Bylaws and any amendments thereto;

             (c)    A copy of the Services Agreement; and

             (d) A list of all officers of the Funds and any other persons (who may be associated with the Funds or its investment advisor), together with specimen signatures of those officers and other persons, who are authorized to instruct BISYS in all matters.

             (e) Two copies of the Prospectuses and Statement of Additional Information of each Fund.

       16.   Information Furnished by BISYS.

             BISYS has furnished to Huntington evidence of the following:

             (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

             (b) Authorization of BISYS to act as sub-fund accountant for the Funds.

       17.   Amendments to Documents.

             Huntington shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 15 hereof forthwith upon such amendments or changes becoming effective. In addition, Huntington agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Funds which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless Huntington first obtains BISYS's approval of such amendments or changes, which approval shall not be withheld unreasonably.

        18. Legal Advice; Reliance on Prospectus and Instructions.

             BISYS shall notify Huntington at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement. After so notifying Huntington, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of Huntington unless relating to a matter involving BISYS' willful misfeasance, bad faith, negligence or reckless disregard of BISYS' responsibilities and duties hereunder, and BISYS shall in no event be liable to Huntington or any Fund or any shareholder or beneficial owner of the Funds for any action reasonably taken pursuant to such advice.

             As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Funds relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Funds unless BISYS receives written instructions to the contrary in a timely manner from Huntington.

             Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of Huntington until receipt of written notice thereof from Huntington.

       19.   Compliance with Law.

              Except for the obligations of BISYS set forth in Section 8 hereof, Huntington and the Trusts assume full responsibility for the preparation, contents and distribution of each prospectus of the Funds as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Funds' shares.

       20.   Notices.

             Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to Huntington, at: Huntington National Bank, at 41 South High Street, Columbus, OH 43215, Attention: Daniel B. Benhase with a copy to the Funds at 3435 Stelzer Road, Columbus, OH 43219, Attn: Walter B. Grimm, and if to BISYS at 3435 Stelzer Road, Columbus, OH 43219, Attention: President.

       21.   Assignment.

             This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


       22.   Governing Law.

             This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio to the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

       23.   Privacy.

             Nonpublic personal financial information relating to consumers or customers of a Fund provided by, or at the direction of Huntington to BISYS, or collected or retained by BISYS to perform its duties as fund accountant of the Funds shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of Huntington or as required or permitted by law. BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. Huntington represents to BISYS that the Trusts have adopted a Statement of privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

       24.   Miscellaneous.

       (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

       (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

       (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

       (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. The parties hereto may amend such procedures as may be set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by an executive officer of Huntington or the Funds (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Fund's Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

                                   * * * * *

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        HUNTINGTON NATIONAL BANK

                                        By:  /s/ Daniel B. Benhase
                                        Name:  Daniel B. Benhase
                                        Title:  Executive Vice President


                                        BISYS FUND SERVICES OHIO, INC.

                                        By:  /s/ Walter B. Grimm
                                        Name:  Walter B. Grimm
                                        Title:  President

                                                             Dated:  May 1, 2002
                                                    Amended as of April 30, 2004

                                   SCHEDULE A

                                    TO THE
                           FUND ACCOUNTING AGREEMENT
                                    BETWEEN
                            HUNTINGTON NATIONAL BANK
                                      AND
                         BISYS FUND SERVICES OHIO, INC.



FUND NAME            CLASSES OF SHARES

Huntington Money Market Fund                        Trust, Investment A,
                                                    Investment B, Interfund
Huntington Ohio Muni Money Market Fund              Trust, Investment A
Huntington U. S. Treasury Money Market Fund         Trust, Investment A
Huntington Florida Tax-Free Money Fund              Trust, Investment A
Huntington Growth Fund     Trust, Investment A,
                                                    Investment B
Huntington Income Equity Fund                       Trust, Investment A,
                     Investment B
Huntington Rotating Markets Fund                    Trust, Investment A
Huntington Dividend Capture Fund                    Trust, Investment A,
                     Investment B
Huntington International Equity Fund                Trust, Investment A,
                     Investment B
Huntington Mid Corp America Fund                    Trust, Investment A,
                     Investment B
Huntington New Economy Fund                         Trust, Investment A,
                     Investment B
Huntington Mortgage Securities Fund                 Trust, Investment A,
                                                    Investment B
Huntington Ohio Tax-Free Fund                       Trust, Investment A,
                                                    Investment B
Huntington Michigan Tax-Free Fund                   Trust, Investment A,
                                                    Investment B
Huntington Fixed Income Securities Fund             Trust, Investment A,
                     Investment B
Huntington Intermediate Government Income Fund      Trust, Investment A,
                                                    Investment B
Huntington Short/Intermediate Fixed Income
  Securities Fund    Trust, Investment A,
                     Investment B
Huntington Situs Small Cap Fund                     Trust, Investment A,
                                                    Investment B
Huntington Macro 100 Fund                           Trust, Investment A,
                                                    Investment B
Huntington VA Rotating Markets Fund
Huntington VA New Equity Fund
Huntington VA Mid Corp America Fund
Huntington VA Dividend Capture Fund
Huntington VA Income Equity Fund
Huntington VA Growth Fund
Huntington VA Macro 100 Fund
Huntington VA International Equity Fund
Huntington VA Mortgage Securities Fund
Huntington VA Situs Small Cap Fund

                                                             Dated:  May 1, 2002


                                   SCHEDULE B

                                    TO THE
                           FUND ACCOUNTING AGREEMENT
                                    BETWEEN
                            HUNTINGTON NATIONAL BANK
                                      AND
                         BISYS FUND SERVICES OHIO, INC.


                                      FEES


BISYS shall be entitled to receive a fee for services to each Fund listed on Schedule A at an annual rate of three one-hundredths of one percent (0.03%) of the Fund's average daily net assets subject to a minimum of $680,000 for the Fund Complex (Huntington Funds and Huntington VA Funds), per year. There is an additional $35,000 minimum fee applied for each Fund for which BISYS provides services in excess of 23 Funds. These additional Fund minimums are added to the Fund Complex minimum. In addition, there shall be a $3,500 annual fee charged to each Fund for each additional class of shares of such Fund over the initial classes stated in Schedule A. BISYS shall also be reimbursed for reasonable out-of-pocket expenses and miscellaneous service fees as set forth in Section 4 of this Agreement.

February 25, 2002


Huntington National Bank
Attn:  Dan Benhase
41 South High Street
Columbus, Ohio  43287

Re:    USE OF INTERNET-BASED FUND ACCOUNTING AND AUTOMATED COMPLIANCE SYSTEM

Ladies and Gentlemen:

This will confirm the agreement between Huntington National Bank ("Client") and BISYS Fund Services Ohio, Inc. ("BISYS") with respect to the use by Client of an internet-based fund accounting and automated compliance information system ("FAACS") designed to provide on-line access to reports, data, and other information pertaining to mutual fund operations.

1.     Description of FAACS.

       FAACS   is  an  internet-based  on-line  fund  accounting  and  automated compliance information system designed to provide access to information that may support the delivery and management of mutual fund products and services.

2.     Use of FAACS by Client.

       Client will be provided with user identification numbers and passwords that will allow up to ten (10) persons designed by Client to gain access to FAACS at any given time during the term of this Agreement. Client shall be responsible for notifying BISYS of the names and locations of the persons to whom the identification numbers and passwords have been assigned, and for notifying BISYS in the event it becomes necessary to reassign identification numbers and passwords to others.

3.     Term.

       This Agreement shall become effective on the date first written above and shall continue for a four (4) year period until April 30, 2006 ("Initial Term"). Thereafter, subject to the automatic termination set forth in Section 18 herein, this Agreement shall continue in effect until it is terminated in the manner set forth in this Section 3. Either party may terminate this Agreement by providing a written notice of non-renewal at least one hundred twenty (120) days prior to the expiration of the Initial Term. Either party may terminate this Agreement following the Initial Term by the provision of one hundred twenty (120) days' advance written notice to the other party. Compensation due BISYS and unpaid by Client upon such termination shall be immediately due and payable upon, and notwithstanding such termination.

4.     Compensation.

       BISYS shall receive an annual fee from Client in accordance with the following fee schedule:

             (a) In the event Client elects to gain access to both (a) the on-line fund accounting data and (b) the automated compliance information system, the annual fee shall be equal to $2,600 per fund portfolio.

             (b) In the event Client elects to gain access to the on-line fund accounting data only, the annual fee shall be equal to $1,500 per fund portfolio.

             (c) In the event Client elects to gain access to the automated compliance information system only, the annual fee shall be equal to $1,500 per fun portfolio.

       Such fees shall be payable in monthly installments commencing thirty (30) days after Client is issued its first identification number and password.

5.     Representations and Warranties.

       Each party represents and warrants that:

             (a) it has requisite corporate power and authority to enter into, and fully perform pursuant to, this Agreement;

             (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and

             (c) this Agreement has been duly executed and delivered by it and, when executed and delivered will constitute legal, valid and binding obligations enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

6.           Disclaimer.

       BISYS assumes no responsibility hereunder, and makes no representations, concerning compliance by any of Client's investment portfolios with applicable laws, regulations or investment policies (including without limitation investment restrictions).

       EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLELY DISCLAIMED.

7.     Limitation of Liability.

       BISYS' SOLE LIABILITY, IF ANY, FOR LOSSES OR CLAIMS BY CLIENT OR THIRD PARTIES, ARISING FROM OR RELATING TO THIS AGREEMENT, IN THE AGGREGATE, WILL BE LIMITED TO THE LESSER OF: (A) THE AMOUNT OF ACTUAL DIRECT DAMAGES ATTRIBUTABLE SOLELY TO THE NEGLIGENCE OF BISYS, OR (B) THE AMOUNT OF THE FEES PAID BY CLIENT TO BISYS UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE LOSS OR CLAIM.

       IN NO EVENT WILL BISYS BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT,EVEN IF BISYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.     Indemnification.

       Client will indemnify and hold BISYS harmless from and against all costs, losses, damages and liabilities, including without limitation attorneys fees, which may be incurred by BISYS on account of any and all claims, suits or actions by third parties arising out of or relating to this Agreement and the access and information provided hereunder.

9.     Confidentiality.

       Client shall treat as confidential, and shall not disclose or otherwise make available, any information it receives or has access to under this Agreement, including without limitation any software, diagrams, documentation, trade secrets, processes or data, (collectively, the "Confidential Information"), in any form, to any person other than persons designated by Client. Client may use the Confidential Information only for the purposes contemplated in this Agreement. Client will instruct all persons who have access to the Confidential Information to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secretes. Information that is in Client's possession without an obligation of confidentiality, or that is in the public domain through no fault of Client, shall not be subject to the foregoing restrictions.

10.    Modification or Amendment.

       This Agreement constitutes the entire agreement between the parties hereto, and may not be modified or amended except by an instrument in writing executed by the parties hereto.

11.    Assignability.

       Unless otherwise agreed to in writing by the parties hereto, this Agreement shall not be assignable.

12.    Independent Contractor Status.

       The parties intent that an independent contractor relationship shall be created by this Agreement. Nothing herein shall be deemed or construed as an agreement to create or form a partnership between Client and BISYS.

13.    Governing Law.

       This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio.

14.    Notices.

       Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered mail or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses: if to Client, at
                             President];  if  to  BISYS,  at  3435 Stelzer Road,
Columbus, Ohio 43219, Attention: President, or at such other addresses as such party may from time to time specify in writing to the other party pursuant to this Section.

15.    No Waiver.

       No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

16.    Severability.

       If any of the provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall be unimpaired.

17.    Headings.

       Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

18.    Mutual Fund Services Agreements.

       This Agreement is contingent upon the continued existence of the mutual fund services agreements between BISYS and Client. If such agreements with Client expire or terminate, then this Agreement will automatically terminate.

19.    Entire Agreement

       This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting the subject matter thereof.

BISYS FUND SERVICES OHIO, INC.


By:  /s/  Walter B. Grimm
Title:  President


The foregoing Agreement is hereby accepted:

HUNTINGTON NATIONAL BANK

By:  /s/ Daniel B. Benhase
Name:  Daniel B. Benhase
Title:  Executive Vice President

                                  AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT

       THIS AMENDMENT dated as of July 30, 2003 to the Fund Accounting Agreement dated as of May 1, 2002 (the "Fund Accounting Agreement"), between Huntington National Bank, N.A. ("Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio, 43287, and BISYS Fund Services Ohio, Inc. ("BISYS"), a corporation organized under the laws of the State of Ohio and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

       WHEREAS, under the Fund Accounting Agreement, BISYS renders fund accounting services with respect to the Huntington Funds and the Huntington VA Funds (the "Trusts"), each of which is a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act");

       WHEREAS, the Fund Accounting Agreement provides that BISYS shall perform such additional services as are mutually agreed upon and provided in an amendment to the Agreement or its schedules, in consideration of such fees as the parties may agree upon;


       WHEREAS, Huntington desires that BISYS perform certain additional services, in particular, making a BISYS employee available to serve as the Treasurer of each Trust, whose duties include acting as the principal financial officer for purposes of certifying the Trust's financial statements; and

       WHEREAS, Huntington notes that Section 4.3 of the current Declaration of Trust of each of the Trusts is identical and provides for indemnification and insurance of officers of a Trust; and

       WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.     Services.

       Subject to the BISYS Policies (as defined below), BISYS will make a BISYS employee available to serve, upon designation as such by the Board of each Trust, as the Treasurer (or under such other title to perform similar functions) of each Trust.

       Huntington agrees and acknowledges that BISYS' internal policies as amended from time to time ("BISYS Policies") are applicable to the service of any BISYS employee serving as a certifying officer of the Trusts (an "Certifying Officer"), and that the service rendered by BISYS under the paragraph above is limited to providing an Certifying Officer who, in the exercise of his or her duties to each Trust, shall act in good faith and in a manner reasonably believed by him or her to be in the best interests of each Trust.

       Each Trust will assist and cooperate with BISYS (and shall take reasonable steps to cause its officers, investment adviser(s) and other service providers to assist and cooperate with BISYS) to facilitate the delivery of information requested by BISYS in connection with the preparation of drafts of the Funds' Form N-CSR Reports, including Fund financial statements, so that BISYS may submit a draft Report to the Funds' Disclosure Controls and Procedures Committee ("Fund DCP Committee") at least 10 days prior to the date the relevant Form N-CSR Report is to be filed or released to print, whichever is earlier. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for the Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee.

       With input from the fund accounting service providers, the Trusts will be responsible for, and shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Funds' disclosure controls and procedures ("Fund DCPs"), including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Fund's investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by BISYS (in order to print, distribute and/or file the same hereunder), and (b) evaluation of the effectiveness of the design and operation of the Fund DCP, under the supervision, and with the participation of, the Certifying Officers, within the requisite timeframe prior to the filing of each Report. Unless otherwise expressly agreed in writing, the Principal/Chief Executive Officer of the Trusts, or person performing similar functions, shall not be an employee of BISYS.

       If a BISYS employee serves as a Certifying Officer of a Trust, as long as such Certifying Officer acts in good faith and in a manner reasonably believed to be in the best interests of the Trust (and so long as such Certifying Officer would not otherwise be liable to the Trust by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office), Huntington shall indemnify the Certifying Officer and BISYS and hold the Certifying Officer and BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages incurred by them arising out of or resulting from the service of such Certifying Officer in his or her capacity as an Certifying Officer of the Trust. In that regard, Huntington agrees to use reasonable efforts to ensure that officer indemnification by the Trusts is provided to the fullest extent permitted by the Trust's charter, by-laws, resolutions, or as otherwise covered under available fidelity bond and errors and omissions' insurance. In the event that changes are proposed or approved to the Trust's coverage under its charter or insurance policy that provide indemnification to its officers, Huntington will notify Bisys, and Bisys will have the right to withdraw the officer upon reasonable notice.

       The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited, provided that any such advanced expenses shall be reimbursed by the indemnified party if an ultimate determination is made that indemnification is not merited under the circumstances. If in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder, except to the extent the indemnifying party is materially prejudiced thereby. As to any matter eligible for indemnification, an indemnified party shall act reasonably and in accordance with good faith business judgment and shall not effect any settlement or confess judgment without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

       The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of a suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

       2.    Fees and Reimbursement of Expenses.

       In addition to all fees, expenses and miscellaneous fees or charges provided for under the Fund Accounting Agreement, BISYS shall be entitled to receive $10,000 per fiscal year of the Trust, reflecting the amounts charged by BISYS for the performance of services under this Amendment.

       3.    Miscellaneous.

       (a) This Amendment supplements and amends the Agreement in respect of the subject matter covered in this Amendment. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment, except that the indemnification provisions set forth in Section 7 of the Fund Accounting Agreement shall not be superseded by this
             Amendment, but shall be supplemented by the indemnification provisions set forth in Section 1 of this Agreement..

       (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

       (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

       (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.



                                   * * * * *

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


       HUNTINGTON NATIONAL BANK, N.A.

       By:  /s/ David Carson
       Name:  David Carson
       Title:  Vice President



       BISYS FUND SERVICES OHIO, INC.

       By:  /s/ Walter B. Grimm
       Name:  Walter B. Grimm
       Title:   President

                     AMENDMENT TO FUND ACCOUNTING AGREEMENT

       THIS AMENDMENT, made as of the 1st day of July 2004, between Huntington National Bank (hereinafter referred to as "Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio 43287, and BISYS FUND SERVICES OHIO, INC. (hereinafter referred to as "BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 is attached to and incorporated by reference into that certain Fund Accounting Agreement dated May 1, 2002, as amended July 30, 2003 (the "Agreement"), by and between Huntington and BISYS. The terms of this Amendment shall be in addition to the terms of the Agreement; provided, however, that in the event of a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. To the extent the Agreement is amended subsequent to the date hereof, and the terms of the amended Agreement and this Amendment conflict, the terms of the Agreement shall control. This preamble is an essential part of this Amendment and its terms are a part of this Amendment.

       WHEREAS, Huntington and BISYS entered into the Agreement, pursuant to which BISYS performs fund accounting services for the underlying portfolios (the "Funds") of The Huntington Funds and the Huntington VA Funds (collectively, the "Trusts"), each of which is a Massachusetts business trust; and

       WHEREAS, Huntington desires that BISYS provide certain additional services in connection with the valuation of securities held in certain Funds' portfolios, and BISYS is willing to provide the services set forth in this Amendment on the terms set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, Huntington and BISYS hereby agree as follows:

       1. Services as Fund Accountant. Section 1(b)(i) and (ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

       (a) BISYS will calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

       (b) In each calculation of NAV, BISYS will apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trusts ("Valuation Procedures"), including (A) using pricing information from independent pricing services, with respect to securities for which market quotations are readily available, and (B) if applicable to a particular Fund or Funds (the "Fair Valued Securities"), fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Trusts (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination, as set forth under the Valuation Procedures.

       (c) BISYS will prepare quarterly reports summarizing the impact of fair value pricing on the NAV of each of the Fair Valued Securities as compared to its NAV using local closed prices and as compared to its NAV using next-day open prices, which reports help the Trusts to monitor and evaluate their use of fair value pricing information under their Valuation Procedures.

       (d) Consistent with Section 8 of the Agreement, in connection with the services provided in (a) through (c) above, BISYS will keep and maintain the books and records that are required to be kept and maintained under Rule 31a-1 or other applicable regulations under the 1940 Act, including those pertaining to (A) fair value prices and/or adjustment factors provided by Fair Value Information Vendors, and (B) market prices for securities that are valued using fair value information provided by Fair Value Information Vendors.

       2.    Compensation and Expenses.

       (a) As compensation for the services set forth above that relate to the use of Fair Value Information Vendors ("Fair Value Support Services"), Huntington shall pay to BISYS a one-time "Development Fee" and the "Annual BISYS Fee", all as set forth on Schedule C to this Amendment. Huntington shall pay BISYS the Annual BISYS Fee for each Fund that Huntington designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder; provided, however, that BISYS will not charge such Annual BISYS Fee for a Fund that is a "clone" (whereby, at all times during the year, at least 90% of the "clone" Fund's foreign portfolio holdings are identical to those of the other Fund for which BISYS is charging the Annual BISYS Fee) of another Fund for which Huntington is already paying the Annual BISYS Fee. The compensation set forth under this Amendment is payable in addition to the compensation otherwise payable under the Agreement. The parties acknowledge that this compensation will ultimately be paid by the Trusts as a reimbursement to Huntington under Section XV of the Financial Administration and Accounting Services Agreement between Huntington and the Trusts, dated December 1, 2001.

       (b) Additionally:

       (i) Huntington shall reimburse BISYS for the actual costs incurred by BISYS from Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of those Funds that Huntington designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder. Such actual costs are referred to as the Annual Fair Valuation Vendor Fee and will be calculated at the discounted group rate made available to BISYS clients by the Fair Valuation Information Vendors, if applicable.

       (ii) Section 4(b)(iii) of the Agreement is deleted in its entirety and replaced with the following:

                 Huntington shall pay to BISYS a charge for the pricing information obtained with respect to each of the securities held in the portfolio of each Fund, which charge shall not exceed the charge that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors.

       3.    Instructions and Compliance.

       Huntington hereby instructs and authorizes BISYS to provide information pertaining to the Fund's portfolio to Fair Value Information Vendors in connection with the fair value determinations made under Huntington's Valuation Procedures and other legitimate purposes related to the Fair Value Support Services to be provided hereunder.

       Huntington understands and acknowledges that while BISYS' services hereunder are intended to assist Huntington, the Trusts and the Board in fulfilling obligations to price and monitor pricing of Fund portfolios, BISYS does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors. Huntington (or the Trusts) retains its overall responsibilities to (i) adopt policies and procedures monitoring for circumstances that may necessitate the use of fair value prices, (ii) establish criteria for determining when market quotations are no longer reliable for a particular portfolio security, (iii) determine a methodology or methodologies by which the current fair value of the portfolio security may be determined, and
(iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments.

       4.    Information to be Furnished by Huntington and BISYS

       BISYS represents that, upon request by Huntington or the Trust, it will provide information regarding each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder. BISYS shall not utilize any independent pricing vendor who has not been approved by the Trust as a Fair Value Information Vendor.

       Huntington represents that the Trusts have approved, or shall approve, each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder.

       Huntington has furnished BISYS with a copy of the Trusts' Valuation Procedures and any related policies or procedures applicable to the services hereunder, and BISYS agrees to render its services hereunder in a manner consistent with the Valuation Procedures and such related policies or procedures. Huntington will submit any material amendments to the Valuation Procedures and such related policies or procedures to BISYS for BISYS' review, and any amendment that would have a material impact upon the services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS in good faith, including but not limited to the designation of any additional Fair Value Information Vendor.

       5.    Representation of Huntington and BISYS

       Huntington represents and warrants to BISYS that:

       (a) This Agreement has been duly authorized by Huntington and the Trusts and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and
       (b) Huntington represents and warrants that it has presented this Agreement to, together with any information requested by, the Board of Trustees of the Trusts, and the Board of Trustees of the Trusts has approved this Agreement. Huntington shall provide BISYS with copies of the resolutions evidencing such approval as of the effective date of this Agreement.

       BISYS represents and warrants to Huntington that:

       (c) This Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

       (d) It has appropriate procedures and agreements in place to maintain the confidentiality of any non-public portfolio holdings information provided to the Fair Value Information Vendors unless and until the Funds publicly disclose such information.

       6. Miscellaneous

       (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

       (b) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

       (c) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

       (d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

       (e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

       7. Termination.

       Notwithstanding the termination provisions set forth in Section 6 of the Agreement, Huntington or the Trusts may terminate, without the payment of a penalty, the Fair Value Support Services set forth under this Amendment upon thirty (30) days prior written notice to BISYS. Neither Huntington nor the Trusts will be obligated to make any additional payments under the Annual BISYS Fee or the Annual Fair Valuation Vendor Fee after the expiration of the thirty
(30) day notice period. However, the remainder of the provisions of the Amendment not relating to Fair Value Support Services (including specifically those set forth in Sections 1(a) and (b) and (d), and Section 2(b)(ii)) of this Amendment, to the extent such provisions are not applicable to Fair Value Support Services and/or Fair Value Information Vendors, shall continue in effect for the duration of the Agreement.

                        (Page intentionally left blank)

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


                                        HUNTINGTON NATIONAL BANK


                                        By:  /s/ B. Randolph Bateman
                                        Name:  B. Randolph Bateman
                                        Title:  President


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:  /s/ Fred Naddaff
                                        Name:  Fred Nadaff
                                        Title:  President Fund Services

                                   SCHEDULE C


TO THE AMENDMENT TO FUND ACCOUNTING AGREEMENT BETWEEN
HUNTINGTON NATIONAL BANK AND BISYS FUND SERVICES OHIO, INC.


FAIR VALUATION INFORMATION VENDOR(S): As of the date of this Amendment, ITG is the Fair Value Information Vendor.

DEVELOPMENT FEE

A one-time fee, due upon the execution of this Amendment:          $10,000

ANNUAL BISYS FEE

An annual fee for services provided by BISYS under this Amendment:

       For each Fund with less than 200 securities                 $5,000
       For each Fund with at least 200 securities                  $7,500



OUT OF POCKET EXPENSES (INCLUDING THE ANNUAL FAIR VALUATION VENDOR FEE) AND MISCELLANEOUS CHARGES

In addition to the above fees, BISYS shall be entitled to receive payment for out-of-pocket expenses and miscellaneous charges, as set forth in Section 2(b) of this Amendment. This includes the Annual Fair Valuation Vendor Fee, which consists of the actual cost charged by Fair Value Information Vendors with respect to the provision of fair value pricing information to BISYS for use in valuing the portfolio holdings of a specific Fund or Funds.

CPI ESCALATION

The Annual BISYS Fee shall be increased annually commencing on the one-year anniversary date of the Effective Date by the percentage increase since the Effective Date in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter" or a similar index should such index no longer be published.

BILLING

The Annual BISYS Fee and the Annual Fair Valuation Vendor Fee shall be accrued and billed on a monthly basis in equal installments. It is understood that the Development Fee, Annual BISYS Fee, and out-of-pocket expenses, including the Annual Fair Valuation Fee, will be borne proportionately by the Funds (including any "clone" Funds for which a separate Annual BISYS Fee is not charged) for which Fair Value Support Services are provided hereunder, based on relative net assets.

Agreed as of July 1, 2004

                                        HUNTINGTON NATIONAL BANK


                                        By:  /s/ B. Randolph Bateman
                                        Name:  B. Randolph Bateman
                                        Title:  President


                                        BISYS FUND SERVICES OHIO, INC.


                                        By:  /s/ Fred Nadaff
                                        Name:  Fred Nadaff
                                        Title:  President Fund Services

                     AMENDMENT TO FUND ACCOUNTING AGREEMENT

       THIS AMENDMENT, made as of the 29th day of September, 2005, between Huntington National Bank (hereinafter referred to as "Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio 43287, and BISYS FUND SERVICES OHIO, INC. (hereinafter referred to as "BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 is attached to and incorporated by reference into that certain Fund Accounting Agreement dated May 1, 2002, as amended July 30, 2003, and further amended as of July 1, 2004 (the "Agreement"), by and between Huntington and BISYS. The terms of this Amendment shall be in addition to the terms of the Agreement; provided, however, that in the event of a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. To the extent the Agreement is amended subsequent to the date hereof, and the terms of the amended Agreement and this Amendment conflict, the terms of the Agreement shall control. This preamble is an essential part of this Amendment and its terms are a part of this Amendment.

       WHEREAS, Huntington and BISYS entered into the Agreement, pursuant to which BISYS performs fund accounting services for the underlying portfolios (the "Funds") of The Huntington Funds and the Huntington VA Funds (collectively, the "Trusts"), each of which is a Massachusetts business trust; and

       WHEREAS, BISYS has provided and Huntington desires that BISYS continue to provide services with respect to Form N-Q, and BISYS is willing to provide the services set forth in this Amendment in consideration of the fee described below, on the terms set forth herein.

       NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, Huntington and BISYS hereby agree as follows:

       1.    AMENDMENTS

       (a) Section 1(c) of the Agreement is amended by the addition of the following service to be provided by BISYS:

             (vi) Prepare and File holdings reports on Form N-Q as required at the end of the first and third fiscal quarters of each year.

       (b) Schedule B of the Agreement is amended by the addition of the following fee to be paid to BISYS:

             Fees for Form N-Q services:

FORM N-Q REPORT DATE                FEE FORMULA
Third Quarter 2004                  $2,750.00 per series of The Huntington Funds per filing made on its behalf, and
                                    $2,250.00 per series of the Huntington VA Funds per filing made on its behalf.
First Quarter 2005                  $2,750.00 per series of The Huntington Funds per filing made on its behalf, and
                                    $2,250.00 per series of the Huntington VA Funds per filing made on its behalf.
Third Quarter 2005                  $15,000.00 total for all Form N-Q filings made on behalf of The Huntington Funds and Huntington
                                    VA Funds.
First Quarter 2006                  $15,000.00 total for all Form N-Q filings made on behalf of The Huntington Funds and Huntington
                                    VA Funds.
Third Quarter 2006 and all          Subject to further negotiation.
subsequent filings

       The compensation set forth under this Amendment is payable in addition to the compensation otherwise payable under the Agreement. Compensation payable to BISYS with respect to the Form N-Q service shall not be applied or counted toward any of the minimum fee requirements for other services provided by BISYS. The parties acknowledge that this compensation will ultimately be paid by the Trusts as a reimbursement to Huntington under Section XV of the Financial Administration and Accounting Services Agreement between Huntington and the Trusts, dated December 1, 2001.

       2.    REPRESENTATIONS

Huntington represents and warrants to BISYS that:

       (a) This Amendment has been duly authorized by Huntington and the Trusts and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right and remedies of creditors and secured parties; and

       (b) Huntington represents and warrants that it has presented this Amendment to, together with any information requested by, the Board of Trustees of the Trusts, and the Board of Trustees of the Trusts has approved this Amendment. Huntington shall provide BISYS with copies of the resolutions evidencing such approval prior to the effective date of this Amendment.

       3.    MISCELLANEOUS

       (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

       (b) Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

       (c) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

       (d) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

       (e) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

                                   * * * * *

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        HUNTINGTON NATIONAL BANK

                                        By:  /s/ B. Randolph Bateman
                                        Name:  B. Randolph Bateman
                                        Title:  President

                                        BISYS FUND SERVICES OHIO, INC.

                                        By:  /s/ Fred Nadaff
                                        Name:  Fred Nadaff
                                        Title:  President Fund Services

December 19, 2005



Bryan C. Haft
Walter B. Grimm
BISYS Fund Services Ohio, Inc.
3435 Stelzer Road
Columbus, OH  43219

Re:  Fund Accounting Agreement

Gentlemen:

Reference is hereby made to the Fund Accounting Agreement (the "Agreement") dated as of May 1, 2002, between The Huntington National Bank (the "Bank") and BISYS Fund Services Ohio, Inc. ("BISYS") for the provision of fund accounting services to The Huntington Funds and Huntington VA Funds (collectively, the "Funds"). Section 6 of the Agreement provides that unless written notice of termination is provided by either party at least 120 days prior to April 30, 2006, the Agreement automatically reviews for an additional one-year term. The Bank seeks to examine alternative service providers, and will commence soliciting bids for the delivery of fund accounting services to the Funds in the near future. We sincerely hope that BISYS will submit a proposal in response to our RFP.

In order to facilitate an orderly and through RFP process, the Board has instructed me to provide termination notice under the Agreement before December 31, 2005, to preserve the Funds' rights to negotiate new terms for fund accounting service either with BISYS or another service provider. In order to retain BISYS until the RFP process is complete and a Board decision is made, we request BISYS' agreement to the following terms: (1) the 120-day notice requirement applicable to the April 30, 2006 termination date of the Agreement is hereby waived; and (2) the existing Agreement will continue in effect until terminated by either party upon 120 days' prior written notice to the other, or such longer period as the parties agree in writing as being necessary to effectuate any transition in service providers.

As you are well aware, it is important that we constantly seek the best combination of service and price for our shareholders. We will be closely reviewing all of the Huntington Fund's vendors to ensure that our shareholders are beneficiaries of superior capabilities. The request is indicative of our interest in serving our shareholders and we certainly appreciate the service we have received from BISYS.

If the foregoing is agreeable to you, please so indicate by signing in the space provided below. This letter agreement is effective from the date set forth above and constitutes an amendment to the Agreement.

We will contact you shortly to discuss how to proceed with the proposal process.

Sincerely,

THE HUNTINGTON NATIONAL BANK

By:  /s/ B. Randolph Bateman
Name:  B. Randolph Bateman
Title:  Senior Vice President


Acknowledged and Agreed:

BISYS FUND SERVICES OHIO, INC.

By:  /s/ Dana Donahue
Name:  Dana Donahue
Title:  Executive Vice President


cc:    David Schoedinger
       David C. Mahaffey, Esq.
       David R. Carson
       George Polatas
       Victor R. Siclari, Esq.